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                                                                   EXHIBIT 99.1

                       PRICE COMMUNICATIONS CORPORATION
                             45 Rockefeller Plaza
                           New York, New York 10020



             PROXY--ANNUAL MEETING OF SHAREHOLDERS--JULY 23, 2002



   The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on July 23, 2002, at 10:00 a.m. local time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 and at any postponement or adjournment thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR the proposals.

    Asset Contribution and Exchange

    The Board of Directors recommends a vote FOR the following
        proposals:                                                   FOR  AGAINST

    (1) The contribution of the wireless business of
        Price Communications to Verizon Wireless of the East LP.     [  ]  [  ]

    (2) The possible exchange of the preferred interest for common
        stock of Verizon Communications Inc.                         [  ]  [  ]

   APPROVAL OF THE PROPOSED ACQUISITION OF THE WIRELESS BUSINESS OF PRICE COMMUNICATIONS BY VERIZON WIRELESS OF THE EAST IS CONDITIONED UPON APPROVAL OF BOTH THE ASSET CONTRIBUTION AND THE POSSIBLE EXCHANGE FOR VERIZON COMMUNICATIONS COMMON STOCK. IF YOU DO NOT VOTE IN FAVOR OF BOTH OF THESE PROPOSALS, YOU WILL, IN EFFECT, BE VOTING AGAINST THE ENTIRE TRANSACTION.

                               -----------------

Election of Directors

    The Board of Directors recommends a vote FOR the election of the
        nominees.                                                                          FOR        WITHHOLD
     NOMINEE: Robert Price (Class C), Kim I. Pressman (Class C),                       all nominees  AUTHORITY
       Stuart B. Rosenstein (Class A) and John Deardourff (Class A)                    (except as   to vote for
                                                                                       written in   all nominees
                                                                                       the space
                                                                                       below)
                (To withhold authority to vote for any individual nominee, put that        [  ]         [  ]
       nominee's name on the following line:)
___________________________________________________________________________________

                               -----------------

    Other Proposals

    The Board of Directors recommends a vote FOR the following
        proposal:                                                          FOR  AGAINST

   In their discretion, to consider and act upon any other matter which
   may properly come before the meeting or any adjournment thereof.        [  ]  [  ]

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   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees listed.

                                          _____________________________________

                                          _____________________________________
                                               Signature(s) of Shareholder(s)

                                          _____________________________________

                                          _____________________________________
                                              Print Name(s) of Shareholder(s)

                                          Please sign your name exactly as it
                                          appears hereon. If shares are
                                          registered in more than one name,
                                          each joint owner or fiduciary should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee,
                                          personal representative, agent or
                                          guardian, please give your full title
                                          as it appears hereon.

                                          Dated                   , 2002.

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